                                                                    EXHIBIT 21.2

                        WFS FINANCIAL 1996-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 1996
                   for Distribution Date of December 20, 1996

================================================================================

COLLECTIONS
                                                                                                                DOLLARS
Payments received                                                                                            64,839,825.50


        Plus:

              Servicer Advances                                                          2,812,743.53
              Reimbursement of holds                                                       603,802.64
                                                                                    -----------------
                                                                                                              3,416,546.17

         Less:
              Reimbursement Advances
              Funds deposited in Holds Account                                            (770,513.72)
                                                                                        (1,371,121.60)
                                                                                    -----------------
                                                                                                             (2,141,635.32)
                                                                                                         -----------------

Total Funds Available for Distribution                                                                       66,114,736.35
                                                                                                         =================





DISTRIBUTIONS


       Servicing Fee                                                                     1,337,499.00
       Trustee and Other Fees                                                              199,573.55
       Other Miscellaneous Payments                                                        141,828.50
                                                                                    -----------------
                                                                                                                   1,678,901.05

       Note Interest Distributable Amount - Class A-1                  1,559,744.58
       Note Interest Distributable Amount - Class A-2                  3,003,555.56
       Note Interest Distributable Amount - Class A-3                  3,272,270.83
       Note Interest Distributable Amount - Class A-4                  1,558,578.89
                                                                      -------------

           Total Note Interest Distributable Amount                    9,394,149.86

       Certificate Interest Distributable Amount                         894,163.33
                                                                      -------------

Total Interest Distribution                                                             10,288,313.19



       Note Principal Distributable Amount - Class A-1 thru A-3       50,691,127.42

       Note Principal Distributable Amount - Class A-4                         0.00

       Certificate Principal Distributable Amount                              0.00
                                                                      -------------

Total Principal Distribution                                                            50,691,127.42
                                                                                    -----------------

Total Principal and Interest Distribution                                                                    60,979,440.61

       Spread Account Deposit                                                                                 3,456,394.69


Total Distributions                                                                                          66,114,736.35
                                                                                                         =================

================================================================================

                        WFS FINANCIAL 1996-C OWNER TRUST
                          Distribution Date Statement
              for Master Service Report Date of November 30, 1996
                   for Distribution Date of December 20, 1996

================================================================================

PORTFOLIO DATA:
                                                                 # of loans
      Beginning Security Balance                                              49,032                              535,000,000.00

          Less Scheduled Principal Balance                                         0          20,526,098.23
              Accelerated Principal Portion                                        0           2,591,286.75
              Full Prepayments                                                 2,504          24,340,638.61
              Partial Prepayments                                                  0                   0.00
              Liquidations                                                       327           3,233,103.83
                                                                                          -----------------
                                                                                                                   50,691,127.42
                                                                                                              ------------------
      Ending Security Balance                                                 46,201                              484,308,872.58

OTHER RELATED INFORMATION:

Spread Account:

       Beginning Balance                                                                      16,050,000.00
             Deposits                                                                          3,456,394.69
             Reductions                                                                                0.00
                                                                                          -----------------
       Ending Balance                                                                                              19,506,394.69

       Beginning  Initial Deposit Repayment                                                   16,050,000.00
             Repayments                                                                                0.00
                                                                                          -----------------
       Ending Initial Deposit Repayment                                                                            16,050,000.00

Modified Accounts:
       Principal Balance                                                                               0.00%                0.00
       Scheduled Balance                                                                               0.00%                0.00

Servicer Advances
       Beginning Unreimbursed Advances:                                                                0.00
       New Advances                                                                            2,812,743.53
       Advances Reimbursed                                                                      (770,513.72)
                                                                                          -----------------
       Ending Unreimbursed Advances:                                                                                2,042,229.81

Holding Account:
       Beginning Balance                                                                               0.00
       Funds Deposited                                                                         1,371,121.60
       Withdrawal to Collection Account                                                         (603,802.64)
                                                                                          -----------------
       Ending Balance                                                                                                 767,318.96

Net Charge-Off Data:                                             # of loans
       Charge-Offs                                                               297           1,402,139.11
       Recoveries                                                                109             215,639.87
                                                                                          -----------------
       Net Charge-Offs                                                           188                                1,186,499.24

Delinquencies (P&I):                                             # of loans
      30-59 Days                                                                 470           4,773,025.82
      60-89 Days                                                                 140           1,432,559.88
      90-119 Days                                                                 51             509,433.19
      120-149 Days                                                                 0                   0.00
      150 days and over                                                            0                   0.00


Repossessions                                                                    129             745,383.06

Contracts Repurchased (pursuant to  Sect. 3.02, 4.07, or
9.01 of the Sale and Servicing Agreement)                                          0                                        0.00

Charge-Off Percentage                                                                                                       1.78%
Delinquency Percentage                                                                                                      0.28%

WAC                                                                                                                      15.8230%
WAM                                                                                                                        53.635

================================================================================

                        WFS FINANCIAL 1996-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 1996
                   for Distribution Date of December 20, 1996

===================================================================================================================================
                  Original      Beginning                                Prior   Current                    Remaining         TOTAL
                 Principal    Outstanding                Accelerated Principal Principal                  Outstanding     PRINCIPAL
                   Balance      Principal     Principal    Principal Carryover Carryover     Principal      Principal  AND INTEREST
    Classes                       Balance Distributable      Portion Shortfall Shortfall  Distribution        Balance  DISTRIBUTION
===================================================================================================================================
   A-1       91,500,000.00  91,500,000.00 48,099,840.67 2,591,286.75      0.00      0.00 50,691,127.42  40,808,872.58 52,250,872.00
   A-2      160,000,000.00 160,000,000.00          0.00         0.00      0.00      0.00          0.00 160.000,000.00  3,003,555.56
   A-3      165,000,000.00 165,000,000.00          0.00         0.00      0.00      0.00          0.00 165,000,000.00  3,272,270.83
   A-4       75,700,000.00  75,700,000.00          0.00         0.00      0.00      0.00          0.00  75,700,000.00  1,558,576,89
Certificate  42,800,000.00  42,800,000.00          0.00         0.00      0.00      0.00          0.00  42,800,000.00    894,183.33
            =======================================================================================================================
  TOTAL     535,000,000.00 535,000,000.00 48,099,840.00 2,591,286.75      0.00      0.00 50,691,127.42 484,308,872.58 60,979,440.61
            =======================================================================================================================

================================================================================
                                               PRIOR      CURRENT
                                            INTEREST     INTEREST
       NOTE  INTEREST        CALCULATED    CARRYOVER    CARRYOVER       INTEREST
    CLASSES      RATE          INTEREST    SHORTFALL    SHORTFALL   DISTRIBUTION
================================================================================
   A-1           5.63%     1,559,744.58         0.00         0.00   1,559,744.58

   A-2           6.20%     3,003,555.56         0.00         0.00   3,003,555.56

   A-3           6.55%     3,272,270.83         0.00         0.00   3,272,270.83

   A-4           6.80%     1,558,578.89         0.00         0.00   1,558,578.89

Certificate      6.90%       894,163.33         0.00         0.00     894,163.33

================================================================================
  TOTAL                   10,288,313.19         0.00         0.00  10,288,313.19
================================================================================

===========================================
      DEFICIENCY                    POLICY
           CLAIM                     CLAIM
          AMOUNT                    AMOUNT
==========================================
          0.00                      0.00

          0.00                      0.00

          0.00                      0.00

          0.00                      0.00

          0.00                      0.00

==========================================
          0.00                      0.00
==========================================

   Note Percentage                100.00%

Certificate Percentage              0.00%
==========================================